As Filed with the United States Securities and Exchange Commission on April 23, 2002
                        Registration No. 002-66945

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          UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

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                     Posteffective Amendment No. 26
                                  To
                    FORM S-1 REGISTRATION STATEMENT
                                 Under
                       THE SECURITIES ACT OF 1933

                             ROUNDY'S, INC.
        (Exact name of Registrant as specified in its charter)



           WISCONSIN                        39-0854535
-------------------------------    --------------------------------------------
(State or other jurisdiction of    (IRS Employer Identification No.)
incorporation or organization)


                           23000 Roundy Drive
                        Pewaukee, Wisconsin 53072
                        Telephone: (262) 953-7999
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           Mr. Edward G. Kitz
                  Vice President, Secretary & Treasurer
                    Roundy's, Inc. 23000 Roundy Drive
                           Pewaukee, WI 53072
                       Telephone: (262) 953-7999
         (Name, address, including zip code and telephone number, including area code, of agent for service)


                             With Copies to:
                        Andrew J. Guzikowski, Esq.
                       Whyte Hirschboeck Dudek S.C.
                  111 East Wisconsin Avenue, Suite 2100
           Milwaukee, Wisconsin 53202 Telephone: (414) 273-2100

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The undersigned Registrant files this Post-Effective Amendment No. 26 to remove from registration the following securities which remained unsold at the completion of the offering to which this registration statement relates: 7,100 Voting Trust Certificates representing 7,100 shares of Class A Common Stock.


                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 26 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Pewaukee, State of Wisconsin, on April 23, 2002.

                              ROUNDY'S, INC.


                              By:  EDWARD G. KITZ
                                   --------------
                                   Edward G. Kitz
                                   Vice President,
                                   Secretary & Treasurer


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 26 to the Registration Statement has been signed by the following persons in the capacities indicated *:

                              Signature
                              ---------

______________________*          ______________________*
Gerald F. Lestina                Edward G. Kitz


______________________*          ______________________*
Michael W. Copps                 Robert R. Spitzer


______________________*          ______________________*
Victor C. Burnstad               Gary N. Gundlach


______________________*
David J. Spiegelhoff




*By: Edward G. Kitz, Attorney-in-fact